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                              MANAGEMENT AGREEMENT

          This Management Agreement dated as of May 17, 1996 (this "Agreement") is entered into by and between HPH Industries, Ltd., a Delaware corporation ("HPH"), and Packaging Resources Incorporated, a Delaware corporation ("PRI").

                                    RECITALS

          A. HPH indirectly owns all of the issued and outstanding capital stock of PRI.

          B. HPH has extensive experience and expertise in financial management and strategic consulting and has been advising PRI on financial and business matters for a number of years.

          C. The parties desire to memorialize the terms of their agreement regarding the management services to be provided by HPH and the compensation to be received therefor.

          NOW, THEREFORE, intending to legally be bound hereby, in consideration of the premises and mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.   APPOINTMENT.

          (a) Subject to SECTION 4 hereof, PRI hereby retains HPH to provide the management services set forth in SECTION 2 hereof, and agrees that, during the term hereof, HPH may take such actions as it deems reasonably necessary to render such services to PRI. PRI agrees to cooperate with HPH and reasonably assist HPH in the discharge of its duties and responsibilities.

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          (b)  HPH hereby accepts the appointment made pursuant to paragraph (a)
of this SECTION 1 and agrees to act in accordance with the duties and responsibilities set forth in this Agreement and to take such actions as may reasonably be required to discharge such duties and responsibilities.

2.   MANAGEMENT SERVICES.

          During the term of this Agreement, HPH shall provide PRI with management services of a type and nature mutually agreed upon by them, including services with respect to the following:

          (a) corporate finance matters, including, without limitation, divestitures, acquisitions, debt and equity financing and capital expenditures;

          (b) administration and operation matters, including business development, research, marketing and promotion; and

          (c)  strategic planning.

3.  FEES AND REIMBURSEMENT OF EXPENSES

          (a) In consideration for the services to be rendered by HPH hereunder, PRI shall pay HPH compensation in the amount of $600,000 per year, or such greater amount as PRI may agree if permitted by instruments governing indebtedness of PRI or such lesser amount to the extent such compensation is limited by instruments governing indebtedness of PRI, payable in equal monthly installments in advance on the first day of each month during the term of this Agreement.

          (b) Except as provided in SECTION 5 hereof or as otherwise may be agreed to in writing by the parties hereto, PRI shall not be liable for any fees, expenses and costs incurred by

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HPH in connection with services rendered to PRI pursuant to this Agreement.

4.   TERMINATION

     This Agreement may be terminated only in accordance with the following provisions:

          (a) the parties hereto may terminate this Agreement for any reason by mutual consent;

          (b) either party hereto may terminate this Agreement if the other party hereto fails or refuses (by act or omission) to comply with or perform in any material respect its obligations under this Agreement and such failure or refusal continues unremedied for more than sixty (60) days after written notice thereof has been given to such failing or refusing party by the other party hereto; or

          (c) HPH may terminate this Agreement for any reason upon thirty (30) days' prior written notice to PRI; PROVIDED, HOWEVER, that notwithstanding any termination of this Agreement, the obligations of each party under SECTION 5 hereof and the obligations of PRI to pay compensation under SECTION 3 hereof for services performed by HPH prior to such termination shall survive any termination of this Agreement and remain in full force and effect.

5.   LIMITATION OF LIABILITY; INDEMNIFICATION

          (a) To the fullest extent permitted by law, HPH and any officer, director, employee, agent or attorney of HPH (collectively, the "Indemnitees") shall not have any liability to PRI for any loss, damage, cost or expense (including, without

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limitation, any court costs, attorneys' fees and any special, indirect, consequential or punitive damages of PRI) allegedly arising out of HPH management services rendered to PRI hereunder or Indemnitees' acts, conduct or omissions in connection with management services rendered to PRI hereunder; PROVIDED, HOWEVER, that this provision shall not apply if such loss, damage, cost or expense arises out of (i) an act of fraud or embezzlement or commission of a criminal felony by HPH or (ii) willful misconduct, gross negligence or bad faith by HPH.

          (b) To the fullest extent permitted by law, PRI agrees to indemnify the Indemnitees and hold the Indemnitees harmless against, any loss, damage, cost or expense (including, without limitation, court costs and reasonable attorneys' fees) which the Indemnitees may sustain or incur by reason of any threatened, pending or completed investigation, action, claim, demand, suit, proceeding or recovery by any person (other than the Indemnities) allegedly arising out of HPH management services rendered to PRI hereunder or the Indemnitees' acts, conduct or omissions in connection with HPH management services rendered to PRI hereunder, except in any instance in which the Indemnitees would not be exempted from liability under SECTION 5(a) hereof.

          (c) Any Indemnitee shall, as promptly as practicable, notify PRI of a claim as to which indemnification is sought by such Indemnitee; PROVIDED, HOWEVER, PRI will not be relieved of its obligations hereof by reason of the failure by such Indemnitee to give such notice to PRI except to the extent that such failure interferes with or adversely affects PRI's defense in connection

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with such claim.  PRI shall have the right in its sole discretion to defend or compromise any claim for which indemnification is sought under this SECTION 5, and such Indemnitee shall reasonably cooperate with all reasonable requests of PRI in connection therewith; PROVIDED, HOWEVER, if (i) the Indemnitee has been advised by counsel that an actual or potential conflict of interest could exist were such Indemnitee to be represented by counsel for PRI or (ii) such Indemnitee had been indicted or otherwise charged in a criminal complaint, such Indemnitee may have separate counsel, the reasonable fees and expenses of counsel engaged on behalf of such Indemnitee to be borne by PRI. An Indemnitee, at any time and at its own expense, may participate in any judicial proceeding controlled by PRI pursuant to this SECTION 5(c). To the extent that an Indemnitee would be entitled to indemnification under this SECTION 5 but a court determines the undertaking to indemnify and hold harmless set forth in this
SECTION 5 is unenforceable because it is violative of any law or public policy, PRI shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified liabilities and obligations incurred by the Indemnitees or any of them.

6.   NOTICES

          All notices and other communications required by this Agreement shall be in writing and shall be deemed to have been given (a) when delivered in person, or (b) when sent by telex or telecopier with answerback received, and in either case addressed to the party for which it is intended at that party's address as

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set forth below, or at such other address as the addressee shall have designated by notice hereunder to the other parties.

          If to HPH, addressed to:

               HPH Industries, Ltd.
               Attention:  Howard P. Hoeper
               One Conway Park
               100 Field Drive, Suite 300
               Lake Forest, Illinois  60045

          If to PRI, addressed to:

               Packaging Resources Incorporated
               Attention:  Jerry J. Corirossi
               One Conway Park
               100 Field Drive, Suite 300
               Lake Forest, Illinois 60045

Any notice or request sent by telecopier or similar facsimile or telecommunication shall be confirmed promptly by the sending of a copy of such notice or request to the address thereof by prepaid certified mail, return receipt requested.

7.   AMENDMENT ASSIGNMENT; BINDING EFFECT

          This Agreement may be amended or modified only by a written instrument signed by the parties hereto. No party shall assign or transfer its rights or obligations under this Agreement without the consent of the other party hereto. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted assigns.

8.   WAIVER; SEVERABILITY

          The failure of a party to insist in any instance upon the strict and punctual performance of any provision of this Agreement shall not constitute a continuing waiver of such provision. No party shall be deemed to have waived any right, power or privilege under this Agreement or any provisions hereof unless such waiver

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shall have been in writing and duly executed by the party to be charged with such waiver, and such waiver shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the waiving party or the obligations of any other party in any other respect or at any other time.
If any provision of this Agreement shall be waived, or be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unaffected thereby and shall remain binding and in full force and effect.

9.   GOVERNING LAW

          THIS AGREEMENT SHALL BE CONSTRUED, INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

10.  NO RECOURSE AGAINST OTHERS

          Notwithstanding anything contained in this Agreement to the contrary, a director, officer or employee, as such, of HPH or PRI shall not have any liability for any obligations of HPH or PRI, as the case may be, under this Agreement or for any claim based upon, in respect of, or by reason of such obligations or its creation.

11.  RELATIONSHIP OF THE PARTIES

          In all matters relating to this Agreement, each party hereto shall be solely responsible for the acts of its employees, and employees of one party shall not be considered employees of the other party. Except as otherwise provided herein, no party shall have any right, power or authority to create any obligation, express or implied, on behalf of the other party.

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12.  NO STRICT CONSTRUCTION

          The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their collective mutual intent and no rule of strict construction will be applied against either party hereto.

13.  ENTIRE AGREEMENT

          This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, either oral, or written, with respect hereto.

14.  COUNTERPARTS

          This Agreement may be executed in counterparts each of which shall be deemed an original and all of which together shall constitute one instrument.

                            [SIGNATURE PAGE FOLLOWS]

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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                        HPH INDUSTRIES, LTD.

                                        By:   /s/ Jerry J. Corirossi
                                             --------------------------
                                             Jerry J. Corirossi
                                             Vice President



                                        PACKAGING RESOURCES INCORPORATED



                                        By:   /s/ Jerry J. Corirossi
                                             ---------------------------
                                             Jerry J. Corirossi
                                             Vice President - Finance
                                             & Administration

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